Exhibit 4.1

INSPIRED ENTERTAINMENT

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Inspired Entertainment Employee Stock Purchase Plan (the “Plan”), as adopted by the Board of Directors of the Company (the “Board”) and subsequently approved by the shareholders of Inspired Entertainment, Inc. (the “Company”), is to encourage and facilitate the ownership of ordinary shares of the Company by eligible employees of the Company and Participating Employers. The Board believes that employee participation in ownership will be to the mutual benefit of the employees and the Company. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code; provided, that certain provisions applicable to non-U.S. taxpayers only are attached hereto as Appendix A.

2. Definitions. Terms not otherwise defined herein shall have the meaning set forth below:

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rulings issued and regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

“Compensation” means, with respect to any paycheck, either (i) the portion thereof representing the gross remuneration paid for services rendered, or (ii) the portion thereof representing base salary or regular wages, as determined by the Committee.

“Eligible Employee” means an Employee who is employed on an Offering Date; provided, that such Employee customarily works (i) more than 20 hours per week and (ii) at least five months during a calendar year.

“Employee” means each individual who is an employee of the Company or a Participating Employer; provided, however, that the term Employee shall not include any individual who, for purposes of Section 423(b)(3) of the Code, is deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

“Market Value” means the last sales price of a Share or, if unavailable, the average of the closing bid and asked prices per Share at the end of regular trading on such date (or, if there was no trading or quotation in the Shares on such date, on the next preceding date on which there was trading or quotation), as provided by the United States national securities exchange or interdealer quotation system on which the Shares are listed or quoted.

“Offering” means each separate offering of Shares under the Plan that occurs during each Offering Period.

“Offering Date” means the date on which each Offering Period is to commence, as determined by the Committee.

“Offering Period” means a period of such duration as determined by the Committee; provided, however, that the duration of an Offering Period shall not exceed (i) 27 months, where the Purchase Price is set by reference to the lower of the Market Price on the Offering Date or the Purchase Date, or (ii) five years, where the Purchase Price is set solely by reference to the Market Price on the Purchase Date. Offering Periods may run consecutively or may overlap, as determined by the Committee.

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“Participant” means each Eligible Employee who elects to participate in the Plan.

“Participating Employer” means the following Company subsidiaries (and their Italian branches): Inspired Gaming (USA) Inc., Inspired Gaming Group Limited, Inspired Gaming (Holdings) Limited, Inspired Gaming (UK) Limited, Inspired Gaming (Italy) Limited, Inspired Gaming (International) Limited and Inspired Gaming (Gibraltar) Limited, and any entity which is a “related corporation” (within the meaning of U.S. Treasury Regulation § 1.421-1(i)(2)) with respect to the Company, and which the Company, by action of the Board, approves for participation in the Plan.

“Purchase Agreement” means the document prescribed by the Committee pursuant to which an Eligible Employee has enrolled to be a Participant for an Offering Period.

“Purchase Date” means the last day of each Offering Period, and such interim dates, as determined by the Committee, on which Shares are purchased pursuant to the Plan.

“Purchase Price” shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee; provided, however, that the Purchase Price shall not be less than 85% of the Market Value on the (i) Offering Date, or (ii) Purchase Date, whichever is lower.

“Share” means a share of the Company’s common stock, par value $0.0001 per share.

“Stock Purchase Account” means a noninterest bearing bookkeeping entry established by the Company or Participating Employer, which shall record all amounts deducted from a Participant's Compensation or otherwise contributed by the Participant for the purpose of purchasing Shares for such Participant under the Plan, reduced by all amounts applied to the purchase of Shares for such Participant under the Plan. Neither the Company nor any Participating Employer shall be required to segregate or set aside any amounts so deducted or contributed, and such bookkeeping entry shall not represent an interest in any assets of the Company or a Participating Employer. All deducted or contributed amounts shall remain part of the general assets of the Company or a Participating Employer until they are applied to purchase Shares under the Plan, and until such time may be used for any corporate purpose.

3. Administration.

(a) The Plan shall be administered by the Committee which shall have the authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. In administering the Plan, the Committee shall ensure that all Eligible Employees have the same rights and privileges, to the extent required under Section 423(b)(5) of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Participating Employers, Participants, and any person claiming any rights under the Plan from or through any Participant, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The Committee may delegate to officers or employees of the Company or any Participating Employers the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

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(b) Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company, any Participating Employer, the Company’s independent certified public accountants or any consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Eligibility and Participation.

(a) During each Offering, each Eligible Employee shall be eligible to participate in the Plan. Subject to the requirements of U.S. Treasury Regulation § 1.423-2(f), the Committee may designate separate Offerings for some Employees, the terms of which differ from the terms of Offerings made to other Employees, including without limitation to achieve compliance with the legal, tax and other requirements of different jurisdictions in which Employees may be located.

(b) Each Eligible Employee may elect to participate in an Offering by completing a Purchase Agreement at such time and in such form as determined by the Committee.

(c) Unless otherwise determined by the Committee, the purchase of Shares under the Plan shall be funded solely through payroll deductions on an after-tax basis accumulated during the Offering Period; provided, however, that with respect to the first Offering Period after the Effective Date, an Eligible Employee may fund the purchase of Shares for that Offering Period by tendering to the Company by check or such other means as the Committee shall determine, the full Purchase Price for the Shares to be purchased during such Offering Period. In a Purchase Agreement, except to the extent not applicable with respect to the first Offering Period after the Effective Date, an Eligible Employee shall designate the amount of Compensation to be deducted from each paycheck, subject to such minimum or maximum limits as may be set by the Committee on a uniform basis. Such payroll deductions (or in the case of the first Offering Period after the Effective Date of the Plan, the amount tendered by check or other means) shall be credited to the Participant’s Stock Purchase Account, and shall accumulate without interest thereon. Increases or decreases to a Participant’s rate of payroll deduction during an Offering Period may be permitted in the discretion of the Committee, based on uniform rules to be established by the Committee.

(d) Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Committee at such time in advance as the Committee may specify. In the event of such a withdrawal, payroll deductions shall cease as soon as administratively feasible and amounts, if any, standing to the credit of the Participant in his or her Stock Purchase Account shall be used to purchase Shares on the next Purchase Date in accordance with Section 5.

(e) If a Participant ceases to be employed by the Company or a Participating Employer during an Offering Period for any reason (including, without limitation, the Participant’s death or retirement), participation in the Plan shall cease and the entire amount, if any, standing to the Participant’s credit in his or her Stock Purchase Account shall be returned to the Participant or the Participant’s legal representative (without interest). To the extent provided by the Committee, if a Participant remains employed by the Company or a Participating Employer, but ceases to be an Eligible Employee, the Participant may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may participate thereafter only if the Participant again becomes an Eligible Employee.

5. Purchase of Shares. Subject to Section 6, on any Purchase Date, there shall be purchased on behalf of each Participant that number of Shares which equals the amount then credited to each Participant’s Stock Purchase Account divided by the Purchase Price (rounded down to the nearest whole Share). Any amounts not so applied (i.e., that would result in a fractional Share) shall remain in the Participant’s Stock Purchase Account.

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6. Limitations.

(a) The aggregate number of Shares that may be purchased under the Plan shall not exceed 500,000. Shares delivered to a Participant upon purchase may, at the Company's discretion, either be newly issued directly from the Company from its authorized but unissued Shares or acquired by open market purchase on behalf of the Participant.

(b) No Eligible Employee shall be allowed to purchase a number of Shares during any calendar year with a Market Value (determined at the start of the Offering Period) which exceeds $25,000, provided, however, that the Committee may, on a uniform and nondiscriminatory basis, limit the number of Shares which may be purchased by all Participants or by each individual Participant with respect to any Offering Period.

In order to satisfy the foregoing limitations, the Committee shall have the right to (i) decrease or suspend a Participant’s payroll deductions, (ii) not apply all or any portion of a Participant’s Stock Purchase Account toward the purchase of Shares, and (iii) repurchase Shares previously purchased by a Participant at the Purchase Price paid by the Participant. To the extent that the Committee exercises its rights under the foregoing sentence, any such method shall be applied on a uniform basis.

7. Restrictions on Shares. Shares purchased by a Participant shall, for all purposes, be deemed to have been issued at the close of business on the relevant Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Shares. All Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee and may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf. The Committee shall have the authority to determine the restrictions, if any, to which Shares shall be subject (including lock-ups and other transfer restrictions), and may condition the delivery of the Shares upon the execution by the Participant of any agreement providing for such restrictions and/or require that the Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee in order to enforce such restrictions.

8. Adjustments.

(a) In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in a manner consistent with such transaction as it may deem equitable, adjust any or all of (i) the limitations on the number of Shares that may be purchased under Sections 6(a) and (b), (ii) the kind of Shares reserved for purchase under the Plan, and (iii) the determination of the Purchase Price.

(b) If the Shares shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system in the United States, any Offering hereunder shall thereupon terminate, and the balance then standing to the credit of Participants in their Stock Purchase Accounts shall be returned to them (without interest).

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9. General Provisions.

(a) Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Nonalienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant’s lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such Shares and such residual balance as may remain in the Participant’s Stock Purchase Account as of the date the Participant’s death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

(c) Taxes. The Company or any Participating Employer shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase or subsequent sale of Shares, and the Committee shall institute such mechanisms as shall insure the collection of such taxes. If Shares acquired with respect to an Offering are sold or otherwise disposed of within two years after the Offering Date or within one year after the Purchase Date, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Committee may impose such procedures as it determines may be necessary to ensure that such notification is made (e.g., by requiring that Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee).

(d) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to be retained in the employ or service of the Company or any Participating Employer, nor shall it interfere in any way with the right of the Company or any Participating Employer to terminate an Employee’s employment at any time.

(e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if (i) such stockholder approval is required by any law or regulation or the rules of any stock exchange or quotation system on which the Shares may then be listed or quoted, (ii) such action will alter the basic structure of the Plan and results in a material benefit to current or future Participants (other than alterations which benefit the administration of the Plan, are required to conform to changes in legislation, or are necessary to obtain or maintain favorable tax, accounting or regulatory treatment for Participants, the Company or any Participating Employer), or (iii) the Board, in its discretion, otherwise determines to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Shares previously purchased by the Participant. Notwithstanding the foregoing, the Committee may adopt amendments to the Plan; provided, that any such amendment does not materially increase the cost of the Plan to the Company. Upon termination of the Plan, any amounts then credited to a Participant’s Stock Purchase Account shall be returned to the Participant (without interest).

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(f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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Appendix A

PROVISIONS APPLICABLE TO EMPLOYEES

OF NON-U.S. PARTICIPATING EMPLOYERS

The following definition of Purchase Price shall be applicable:

“Purchase Price” shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee; provided, however, that the Purchase Price shall not be less than 80% of the Market Value on the (i) Offering Date, or (ii) Purchase Date, whichever is lower.

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